Annual Report dated 02/28/2006 for
California Municipals Fund Class A

 Smith Barney California
 Municipals Fund Inc.

 A N N U A L   R E P
O R T

 FEBRUARY
28, 2006

 INVESTMENT PRODUCTS: NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

         Smith Barney

         California Municipals Fund Inc.

Annual Report  February 28, 2006

What’s Inside

Letter from the Chairman
I

Manager Overview
1

Fund at a Glance
4

Fund Expenses
5

Fund Performance
7

Historical Performance
8

Schedule of Investments
9

Statement of Assets and Liabilities
21

   Fund Objective   The Fund seeks to provide California  investors with as high a level of cur-  rent income exempt from federal  income taxes and California state per-  sonal income taxes as is consistent  with prudent investment management  and the preservation of capital.* The  Fund invests at least 80% of its  assets in California municipal securi-  ties. California municipal securities  include securities issued by the state  of California and certain other munici-  pal issuers, political subdivisions,  agencies and public authorities that  pay interest that is exempt from California personal income taxes.

Statement of Operations
22

Statements of Changes in Net Assets
23

Financial Highlights
24

Notes to Financial Statements
27

Report of Independent Registered Public Accounting Firm
37

Board Approval of Management Agreement
38

Additional Information
41

Additional Shareholder Information
44

Important Tax Information
45

*
 Certain investors may be subject to the federal Alternative Minimum Tax, and state and local taxes may apply. Capital gains, if any, are fully taxable.
Please consult your personal tax adviser.

“Smith Barney” and “Salomon Brothers” are service marks of Citigroup, licensed for use by Legg Mason as the names of funds and investment managers. Legg Mason and its affiliates, as well as the fund’s investment manager, are not affiliated with Citigroup.

                             Letter from the Chairman

R. JAY GERKEN, CFA Chairman, President and Chief Executive Officer

Dear Shareholder,

Despite numerous obstacles, including rising short-term interest rates, surging oil prices, a destructive hurricane season, and geopolitical issues, the U.S. economy continued to expand during the fiscal year. After a 3.3% advance in the second quarter of 2005, gross domestic product (“GDP”)[i] growth was 4.1% in the third quarter. However, there were conflicting economic signals in the fourth quarter. While the Labor Department announced that the unemployment rate fell to 4.7% in January 2006, its lowest level in four years, fourth quarter GDP growth was 1.7% .
This decline was due, in large part, to slower consumer spending.
     Given the economic expansion and inflationary concerns, the Federal Reserve Board (“Fed”)ii continued to raise interest rates throughout the period. After raising rates six times from June 2004 through February 2005, the Fed increased its target for the federal funds rateiii in 0.25% increments eight additional times over the fiscal year. This represents the longest sustained Fed tightening cycle since the 1970s. All told, the Fed’s 14 rate hikes have brought the target for the federal funds rate from 1.00% to 4.50% . After the end of the Fund’s reporting period, at its March meeting, the
Fed raised the federal funds rate by 0.25% to 4.75%.
     As expected, both short- and long-term yields rose over the reporting period. During the 12 months ended February 28, 2006, two-year Treasury yields increased from
3.59% to 4.69%. Over the same period, 10-year Treasury yields moved from 4.38% to 4.55%. As these figures show, at the end of the reporting period the yield curve was inverted, as the yield on two-year Treasuries surpassed that of 10-year
Treasuries. This anomaly has historically foreshadowed an economic slowdown or recession. However, some experts, including new Fed Chairman Ben Bernanke, believe the inverted yield curve is largely a function of strong

                                   Smith Barney California Municipals Fund
Inc.       I

foreign demand for longer-term bonds. Looking at the municipal market, yields of both short- and longer-term securities also rose over the reporting period but, unlike the Treasury curve, the municipal yield curve did not invert.
     Please read on for a more detailed look at prevailing economic and market conditions during the Fund’s fiscal year and to learn how those conditions have affected
Fund performance.
Special Shareholder Notice
On December 1, 2005, Citigroup Inc. (“Citigroup”) completed
the sale of substantially all of its asset management business, Citigroup Asset Management (“CAM”), to Legg Mason, Inc. (“Legg Mason”). As a result, the Fund’s investment manager (the “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, has become a wholly-owned subsidiary of Legg Mason. Completion of the sale caused the Fund’s then existing investment advisory contract to terminate. The Fund’s shareholders previously approved a new investment management contract between the Fund and the Manager, which became effective on December 1, 2005.

Information About Your
Fund
As you may be aware, several issues in the mutual fund industry have come under the scrutiny of federal and state regulators. The Fund’s Manager and some of its affiliates have received requests for information from various government regulators regarding market timing, late trading, fees, and other mutual fund issues in connection with various investigations. The regulators appear to be examining, among other things, the
Fund’s response to market timing and shareholder exchange activity, including compliance with prospectus disclosure related to these subjects. The Fund has been informed that the Manager and its affiliates are responding to those information requests, but are not in a position to predict the outcome of these requests and investigations.
     Important information concerning the Fund and its Manager with regard to recent regulatory developments is contained in the Notes to Financial Statements included in this report.

II        Smith Barney California Municipals Fund Inc.

As always, thank you for your confidence in our stewardship of your assets. We look forward to helping you continue to meet your financial goals.

Sincerely,

R. Jay Gerken, CFA
 Chairman, President and Chief Executive Officer

March 30, 2006

   [i]

   Gross domestic product is a market value of goods and services produced by labor and property in a given country.

   ii

 The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

   iii

   The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

Smith Barney California Municipals Fund Inc.       III

(This page intentionally left blank.)

 JOSEPH P. DEANE Co-Portfolio Manager, Vice President and Investment Officer   DAVID T. FARE (right) Co-Portfolio
Manager, Vice President and Investment Officer

Special Shareholder Notice
Effective April 7,
2006, the Smith Barney California Municipals Fund Inc. will be renamed the Legg Mason Partners California Municipals Fund, Inc.

Q. What were the overall market
conditions during the Fund’s reporting period?
 A. The overall fixed income market, as well as the municipal bond market, generated positive, but modest returns during the one-year period ended February 28, 2006. During the reporting period, the fixed income yield curve flattened and eventually inverted as the spread, or difference, between short- and long-term bond yields narrowed and, by the end of the period, two-year yields surpassed their 10-year counterparts. Looking at the period as a whole, short-term yields, as measured by two-year Treasuries, rose from 3.59% to 4.69% – a total of 110 basis pointsi. In contrast, long-term yields, as measured by 10-year Treasuries, rose from 4.38% to 4.55% – 17 basis points. Short-term yields moved higher on the back of eight Federal Reserve Board (“Fed”)ii rate hikes during the period.
Longer-term yields did not rise as much, due, in part, to strong demand by foreign investors. The municipal bond yield curve also flattened during the reporting period but did not invert.

Performance Review
 For the 12 months ended February 28, 2006, Class A shares of the Smith Barney California Municipals Fund Inc., excluding sales charges, returned
3.11%. These shares underperformed the Fund’s unmanaged benchmark, the Lehman Brothers Municipal Bond Index,iii which returned 3.87% for the same period. The Lipper California Municipal Debt Funds Category Average1
increased 4.04% over the same time frame.
     Certain investors may be subject to the federal Alternative Minimum Tax, and state and local taxes may apply. Capital gains, if any, are fully taxable. Please consult your personal tax or legal adviser.

   [1]

 Lipper, Inc. is a major independent mutual-fund tracking organization.
Returns are based on the 12-month period ended February 28, 2006, including the reinvestment of distributions, including returns of capital, if any, calculated among the 122 funds in the Fund’s Lipper category, and excluding sales charges.

Smith Barney California Municipals Fund Inc. 2006 Annual
Report        1

  Performance Snapshot as of February 28, 2006 (excluding sales charges)
(unaudited)

6 Months
12 Months

California Municipals Fund—Class A Shares
1.92%
3.11%

Lehman Brothers Municipal Bond Index
0.99%
3.87%

Lipper California Municipal Debt Funds Category Average
0.95%
4.04%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost. To obtain performance data current to the most recent month-end, please visit our website at www.leggmason.com/InvestorServices.

All share class returns assume the reinvestment of all distributions, including returns of capital, if any, at net asset value and the deduction of all Fund expenses. Returns have not been adjusted to include sales charges that may apply when shares are purchased or the deduction of taxes that a shareholder would pay on Fund distributions. Excluding sales charges, Class B shares returned 1.72% and Class
C shares returned 1.70% over the six months ended February 28, 2006. Excluding sales charges, Class B shares returned 2.63% and Class C shares returned 2.54% over the 12 months ended February 28, 2006.

Lipper, Inc. is a major independent
mutual-fund tracking organization. Returns are based on the period ended February 28, 2006, including the reinvestment of distributions, including returns of capital, if any, calculated among the 122 funds for the six-month period and among the 122 funds for the 12-month period in the Fund’s Lipper category and excluding sales charges.

Q. What were the most
significant factors affecting Fund performance?

     What were the leading contributors to performance?
A. During the fiscal year we maintained a defensive posture in terms of overall duration, or price sensitivity to interest rate movements. Rising interest rates are generally troublesome for longer-term fixed income securities, since bond prices decline as rates are expected to rise. However, our low-duration approach to managing interest rate risk limited the Fund’s ability to completely participate in upside market movements during intervals when bond prices did rise.

     What were the leading detractors from performance?
A. On balance, our hedging strategies appear to have detracted slightly from performance. Our short positioning strategy in long-term Treasury futures enhanced results when longer-term rates rose, particularly in the last few months of the period. However, while this strategy reduced the portfolio’s volatility, overall it was detrimental as long-term yields declined over much of the fiscal year, even though the Fed continued to raise short-term rates.

2     Smith Barney California Municipals Fund Inc. 2006 Annual Report

Q. Were there any significant changes to the Fund during the reporting period?
A.Given the market and rate environment during the period, we believe that a cautious approach to managing interest rate risk was more prudent than a longer-duration strategy. During the period, we maintained a defensive posture for the Fund, with an emphasis on capital preservation. We focused on issues with competitive coupons in a diverse cross-section of market segments that we believed would continue to offer favorable prospects on a risk/reward basis.

     Thank you for your investment in the Smith Barney California Municipals Fund Inc. As ever, we appreciate that you have chosen us to manage your assets and we remain focused on achieving the Fund’s investment goals.

Sincerely,

Joseph P. Deane
David T. Fare

Co-Portfolio Manager,
Co-Portfolio Manager,

Vice President and Investment Officer
Vice President and Investment Officer

March 30, 2006

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

RISKS: Keep in mind, the Fund's investments are subject to interest rate and credit risks. As interest rates rise, bond prices fall, reducing the value of the Fund's share price. Lower-rated, higher yielding bonds known as “junk bonds” are subject to greater credit risk, including the risk of default, than higher-rated obligations. As a non-diversified fund, the Fund can invest a larger percentage of its assets in fewer issues than a diversified fund. This may magnify the Fund's losses from events affecting a particular issuer. The Fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on Fund performance. Please see the Fund’s prospectus for more information on these and other risks.

All index performance reflects no deduction for fees, expenses or taxes. Please note an investor cannot invest directly in an index.

[i]
A basis point is one one-hundredth (1/100 or 0.01) of one percent.

ii
The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iii
The Lehman Brothers Municipal Bond Index is a broad measure of the municipal bond market with maturities of at least one year.

Smith Barney California Municipals Fund Inc. 2006 Annual Report       3

Fund at a Glance (unaudited)

  Investment Breakdown

As a Percent of Total Investments

Pre-Refunded 20.1%
Escrowed to Maturity 19.3%
Water and Sewer 15.8%
General Obligation 9.1%
Miscellaneous 7.3%
Finance 5.5%
Transportation 4.1%
Tobacco 3.5%
Education 3.4%
Tax Allocation 3.0%
Hospitals 2.9%
Housing: Multi-Family 1.6%
Housing: Single-Family 1.6%
Public Facilities 0.9%
Government Facilities 0.7%
Pollution Control 0.7%
Utilities 0.3%
Industrial Development 0.2%
0.0%
10.0%
20.0%
30.0%
February 28, 2006

4       Smith Barney California Municipals Fund Inc. 2006 Annual Report

Fund Expenses (unaudited)

Example
As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs, including front-end and back-end sales charges (loads) on purchase payments, and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.
     This example is based on an investment of $1,000 invested on September 1, 2005 and held for the six months ended February 28, 2006.

Actual Expenses
The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses.
You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period”.

 Based on Actual Total Return(1)

Actual Total Return Without Sales Charges(2)

Beginning Account Value

Ending Account Value
Annualized Expense Ratio

Expenses Paid During the Period(3)

Class A
1.92%

$1,000.00

1,019.20
0.69%

$3.45

Class B
1.72

1,000.00

1,017.20
1.22

6.10

Class C
1.70

1,000.00

1,017.00
1.25

6.25

(1)
For the six months ended February 28, 2006.

(2)
Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charges with respect to Class A shares or the applicable contingent deferred sales charges (“CDSC”) with respect to Class B and C shares. Total return is not annualized, as it may not be representative of the total return for the year. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(3)
Expenses (net of voluntary fee waivers) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

Smith Barney California Municipals Fund Inc. 2006 Annual Report       5

Fund Expenses (unaudited) (continued)

Hypothetical Example for
Comparison Purposes
The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.
     Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as front-end or back-end sales charges (loads). Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

  Based on Hypothetical Total
Return(1)

Hypothetical Total Return

Beginning Account Value

Ending Account Value
Annualized Expense Ratio

Expenses Paid During the Period(2)

Class A
5.00%

$1,000.00

$1,021.37
0.69%

$3.46

Class B
5.00

1,000.00

1,018.74
1.22

6.11

Class C
5.00

1,000.00

1,018.60
1.25

6.26

(1)
For the six months ended February 28, 2006.

(2)
Expenses (net of voluntary fee waivers) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

6       Smith Barney California Municipals Fund Inc. 2006 Annual Report

Fund Performance

  Average Annual Total Returns(1)
(unaudited)

Without Sales Charges(2)

Class A
Class B
Class C

Twelve Months Ended 2/28/06
3.11%
2.63%
2.54%

Five Years Ended 2/28/06
4.07
3.53
3.49

Ten Years Ended 2/28/06
5.13
4.59
4.54

Inception* through 2/28/06
7.38
5.55
6.07

With Sales Charges(3)

Class A
Class B
Class C

Twelve Months Ended 2/28/06
(1.02)%
(1.81)%
1.55%

Five Years Ended 2/28/06
3.22
3.36
3.49

Ten Years Ended 2/28/06
4.71
4.59
4.54

Inception* through 2/28/06
7.18
5.55
6.07

Cumulative Total Returns(1) (unaudited)

Without Sales Charges(2)

Class A (2/28/96 through 2/28/06)
64.99%

Class B (2/28/96 through 2/28/06)
56.57

Class C (2/28/96 through 2/28/06)
55.86

   (1)

 All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

   (2)

 Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charge with respect to Class A shares or the applicable CDSC with respect to Class B and C shares.

   (3)

 Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. In addition, Class A shares reflect the deduction of the maximum sales charge of 4.00%; Class B shares reflect the deduction of a 4.50% CDSC, which applies if shares are redeemed within one year from purchase payment.
This CDSC declines by 0.50% the first year after purchase payment and thereafter by 1.00% per year until no CDSC is incurred. Class C shares reflect the deduction of a 1.00% CDSC, which applies if shares are redeemed within one year from purchase payment. The 1.00% sales charge on Class C shares is no longer imposed effective February 2, 2004.

*
   Inception dates for Class A, B and C shares are April 9, 1984, November
6, 1992 and November 14, 1994, respectively.

Smith Barney California Municipals Fund Inc. 2006 Annual
Report       7

Historical Performance (unaudited)

 Value of $10,000 Invested in Class A Shares of the
Smith Barney California Municipals Fund Inc. vs. the Lehman Brothers Municipal Bond Index and the Lipper California Municipal Debt Funds Category Average† (February 1996 — February 2006)

†
Hypothetical illustration of $10,000 invested in Class A shares on February 28, 1996, assuming the deduction of the maximum 4.00% sales charge at the time of investment and reinvestment of all distributions, including returns of capital, if any, at net asset value through February 28, 2006. The Lehman Brothers Municipal Bond Index is a broad measure of the municipal bond market with maturities of at least one year. The Index is unmanaged and is not subject to the same management and trading expenses of a mutual fund. The Lipper California Municipal Debt Funds Category Average is composed of an average of the Fund’s peer group of 122 mutual funds investing in
California municipal bonds as of February 28, 2006. The performance of the Fund’s other classes may be greater or less than the Class A shares’ performance indicated on this chart, depending on whether greater or lesser sales charges and fees were incurred by shareholders investing in the other classes.

All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

8       Smith Barney California Municipals Fund Inc. 2006 Annual Report

  Schedule of Investments
(February 28, 2006)

  SMITH BARNEY CALIFORNIA MUNICIPALS FUND INC.

Face Amount

Rating‡
Security
Value

MUNICIPAL BONDS — 97.7%

Education — 3.4%

California EFA Revenue:

$
2,980,000

Aa3(a)
Claremont University Center, Series B, 5.000% due 3/1/24
$
3,083,793

1,000,000

A1(a)
Scripps College, 5.250% due 8/1/26

1,049,820

15,000,000

AAA
Stanford University, Series Q, 5.250% due 12/1/32 (b)

15,992,700

165,000

A-
California State Public Works Board High Technology Facilities, Lease

Revenue, San Jose Facility, Series A, 7.750% due 8/1/06

167,929

5,000,000

AAA
Corona-Norco, CA, USD, Special Tax, Community Facilities District

No. 98-1, MBIA-Insured, 5.500% due 9/1/33

5,474,750

1,000,000

AAA
Fullerton University Foundation, Auxiliary Organization Revenue,

Series A, MBIA-Insured, 5.750% due 7/1/30

1,100,730

Total Education

26,869,722

Escrowed to Maturity (c) — 19.1%

California Health Facilities Financing Authority Revenue,

Kaiser Permanente:

3,500,000

AAA
Series A, FSA-Insured, 5.000% due 6/1/18

3,659,845

1,750,000

AAA
Series B, 5.250% due 10/1/14

1,847,038

California Statewide Communities Development Authority, COP:

19,000,000

AAA
Kaiser Permanente, Remarketed 7/9/98, 5.300% due 12/1/15 (b)

19,498,940

4,515,000

AAA
UniHealth Foundation, Series A, AMBAC-Insured,

5.500% due 10/1/07

4,668,465

270,000

AAA
Contra Costa County, CA, Home Mortgage Revenue, Mortgage-Backed

Securities Program, GNMA-Collateralized, 7.750% due 5/1/22 (d)

354,461

5,000,000

AAA
Inland Empire Solid Waste Financing Authority Revenue,

Landfill Improvement Financing Project, Series B, FSA-Insured,

6.250% due 8/1/11 (d)

5,350,000

105,000

AAA
Martinez, CA, Home Mortgage Revenue, UGRIC-Insured,

10.750% due 2/1/16

142,552

2,670,000

AAA
Ontario, CA, Redevelopment Financing Authority Revenue,

Ontario Redevelopment Project Number 1, MBIA-Insured,

5.800% due 8/1/23

2,694,804

3,325,000

AAA
Perris, CA, Single-Family Mortgage Revenue, Mortgage-Backed

Securities Program, Series A, GNMA-Collateralized,

8.300% due 6/1/13 (d)

4,264,479

6,000,000

AAA
Pleasanton-Suisan City, CA, HFA Home Mortgage Revenue,

Municipal Multiplier 1984, Series A, MBIA-Insured, zero coupon bond to yield 6.149% due 10/1/16

3,873,540

2,000,000

AAA
Redding, CA, Electric System Revenue, COP, Regular Linked SAVRS &

RIBS, MBIA-Insured, 6.368% due 7/1/22 (e)

2,367,200

Riverside County, CA, Single-Family Revenue, Mortgage-Backed

Securities Program, GNMA-Collateralized:

2,620,000

AAA
8.300% due 11/1/12 (d)

3,288,572

1,000,000

AAA
Series A, 7.800% due 5/1/21 (d)

1,390,940

See Notes to Financial Statements.

Smith Barney California
Municipals Fund Inc. 2006 Annual Report       9

  Schedule of Investments
(February 28, 2006) (continued)

Face Amount

Rating‡
Security
Value

Escrowed to Maturity (c) — 19.1% (continued)

$
1,500,000

AAA
Sacramento County, CA, Single-Family Mortgage Revenue,

   Issue A, Remarketed 10/29/92,
GNMA-Collateralized,

8.000% due 7/1/16 (d)
$
1,812,450

2,000,000

AAA
San Bernardino County, CA, COP, Capital Facilities Project, Series B,

6.875% due 8/1/24

2,611,960

120,000

AAA
San Francisco, CA, Airport Improvement Corp. Lease Revenue,

United Airlines, Inc., 8.000% due 7/1/13

139,343

San Joaquin Hills, CA, Transportation Corridor Agency, Toll Road

Revenue, Senior Lien:

5,000,000

AAA
Zero coupon bond to yield 7.698% due 1/1/14

3,684,100

60,000,000

AAA
Zero coupon bond to yield 7.748% due 1/1/16 (b)

40,303,800

17,500,000

AAA
Zero coupon bond to yield 7.748% due 1/1/17

11,193,350

25,000,000

AAA
Zero coupon bond to yield 7.748% due 1/1/18 (b)

15,220,250

20,000,000

AAA
Zero coupon bond to yield 7.748% due 1/1/19

11,602,800

20,000,000

AAA
Zero coupon bond to yield 7.749% due 1/1/26

8,101,400

4,310,000

Aaa(a)
San Marcos, CA, Public Facilities Authority, Public Facilities Revenue,

zero coupon bond to yield 6.000% due 1/1/19

2,487,861

455,000

AAA
Santa Rosa, CA, Hospital Revenue, Santa Rosa Hospital Memorial

Project, 10.300% due 3/1/11

530,252

1,250,000

BBB
Sequoia, CA, Hospital District Revenue, 5.375% due 8/15/23

1,259,488

Total Escrowed to Maturity

152,347,890

Finance — 5.2%

1,000,000

BBB+
Fresno, CA, Joint Powers Financing Authority Local Agency Revenue,

Series A, 6.550% due 9/2/12

1,011,780

3,000,000

AAA
Long Beach, CA, Bond Finance Authority Lease Revenue, Rainbow

   Harbor
Refinancing Project, Series A, AMBAC-Insured,

5.250% due 5/1/24

3,148,500

2,315,000

AA
Los Angeles County, CA, Public Works Financing Authority Revenue,

Series A, 5.000% due 10/1/19

2,389,705

5,550,000

AAA
Pomona, CA, PFA Revenue, Merged Redevelopment Project, Tax

Allocation, Series AD, MBIA-Insured, 5.000% due 2/1/21

5,787,485

2,800,000

AAA
Salida, CA, Area Public Facilities Financing Agency, Community

Facilities District, Special Tax Revenue No. 1988-1, FSA-Insured,

5.250% due 9/1/18

2,931,880

2,875,000

AAA
Santa Ana, CA, Financing Authority Lease Revenue, Police

   Administration & Holding Facility, Series A,
MBIA-Insured,

6.250% due 7/1/24

3,511,525

2,000,000

AAA
South Orange County, CA, PFA, Special Tax Revenue, Senior Lien,

Series A, MBIA-Insured, 7.000% due 9/1/10 (f)

2,287,000

Stockton, CA, PFA Lease Revenue, Parking & Capital Projects,

FGIC-Insured:

2,000,000

AAA
5.125% due 9/1/30

2,125,140

1,900,000

AAA
5.250% due 9/1/34

2,038,491

See Notes to Financial Statements.

10       Smith Barney California Municipals Fund Inc. 2006 Annual Report

  Schedule of Investments
(February 28, 2006) (continued)

Face Amount

Rating‡
Security
Value

Finance — 5.2% (continued)

Virgin Islands Public Finance Authority Revenue, Series A:

$
5,000,000

BBB
Gross Receipts Taxes Loan Notes, 6.500% due 10/1/24
$
5,604,250

10,000,000

BBB
Senior Lien, 5.500% due 10/1/18

10,451,400

Total Finance

41,287,156

General Obligation — 9.1%

2,000,000

AAA
Adelanto, CA, School District, Capital Appreciation, Series B,

FGIC-Insured, zero coupon bond to yield 6.699% due 9/1/18

1,069,940

California State, Veterans Bonds:

1,000,000

AA-
Series AT, 9.500% due 2/1/10

1,206,100

2,000,000

AA-
Series AU, 8.400% due 10/1/06

2,054,780

Los Angeles, CA, USD:

20,000,000

AAA
Series A, FSA-Insured, 5.000% due 7/1/24 (b)

21,156,800

14,230,000

AAA
Series E, MBIA-Insured, 5.125% due 7/1/22 (b)

15,231,365

4,000,000

AAA
Moreno Valley, CA, USD, Election 2004, Series A, FSA-Insured,

5.000% due 8/1/25

4,242,080

3,000,000

AAA
Placentia-Yorba Linda, CA, USD, Series B, FGIC-Insured,

5.500% due 8/1/27

3,334,470

1,000,000

A3(a)
San Diego, CA, Public Safety Communication Project,

6.650% due 7/15/11

1,131,430

Santa Margarita-Dana Point, CA, Authority Revenue:

20,000,000

AAA
Series A, AMBAC-Insured, 5.125% due 8/1/18 (b)

20,863,600

1,500,000

AAA
Water Improvement Districts 3, 3A, 4, & 4A, Series B, MBIA-Insured,

7.250% due 8/1/14 (f)

1,870,755

Total General Obligation

72,161,320

Government Facilities — 0.7%

Riverside County, CA, COP, Historic Courthouse Project, Series A:

2,320,000

A+
5.000% due 11/1/23

2,418,763

2,705,000

A+
5.000% due 11/1/28

2,791,668

Total Government Facilities

5,210,431

Hospitals — 2.7%

California Health Facilities Financing Authority Revenue:

705,000

A
Casa De Las Campanas, Series A, California Mortgage

Insurance-Insured, 5.500% due 8/1/12

733,990

2,500,000

A
Marshall Hospital, Series A, California Mortgage Insurance-Insured,

5.250% due 11/1/18

2,604,850

Sutter Health, Series A:

FSA-Insured:

1,470,000

AAA
5.125% due 8/15/17

1,534,401

1,500,000

AAA
5.250% due 8/15/27

1,563,555

2,000,000

AAA
MBIA-Insured, 5.000% due 8/15/19

2,089,480

5,145,000

AAA
University of California at San Francisco-Stanford Health Care,

Series A, FSA-Insured, 5.000% due 11/15/18

5,394,224

See Notes to Financial Statements.

Smith Barney California Municipals Fund
Inc. 2006 Annual Report       11

 >

Schedule of Investments (February 28, 2006) (continued)

Face Amount

Rating‡
Security
Value

Hospitals — 2.7% (continued)

Unrefunded Balance:

$
305,000

AAA
Catholic A, AMBAC-Insured, 5.750% due 7/1/15
$
310,612

2,050,000

AAA
Catholic-2005-A, MBIA-Insured, 5.125% due 7/1/24

2,123,205

4,000,000

AA-
California Statewide Communities Development Authority Revenue,

COP, St. Joseph’s Health Systems, 5.250% due 7/1/21

4,120,160

1,000,000

AAA
Modesto, CA, Health Facilities Revenue, Memorial Hospital

Association, Series B, MBIA-Insured, 5.125% due 6/1/17

1,041,100

Total Hospitals

21,515,577

Housing: Multi-Family — 1.6%

1,250,000

AAA
ABAG Finance Authority for Nonprofit Corp., MFH Revenue,

Edgewood Apartments Project, Series A, FNMA-Collateralized,

5.700% due 11/1/26 (d)(g)

1,264,450

6,000,000

NR
California Statewide Communities Development Authority,

Multi-Family Revenue, Series E, FNMA-Collateralized,

6.400% due 6/1/28 (d)(f)

6,131,040

1,725,000

AAA
Riverside County, CA, Housing Authority, MFH Revenue,

Brandon Place Apartments, Series B, FNMA-Collateralized,

5.625% due 7/1/29 (d)(g)

1,783,460

660,000

AAA
San Francisco, CA, City & County Redevelopment Agency

Multi-Family Revenue, 1045 Mission Apartments, Series C,

GNMA-Collateralized, 5.200% due 12/20/17 (d)

676,830

2,755,000

AAA
Victorville, CA, MFH Revenue, Wimbledon Apartments, Series A,

GNMA-Collateralized, 6.300% due 4/20/31

2,814,563

Total Housing: Multi-Family

12,670,343

Housing: Single-Family — 1.6%

California Housing Finance Agency Revenue, Home Mortgage:

Capital Appreciation:

280,000

AA-
Series 1983-B, FHA-Insured, zero coupon bond to yield

10.749% due 8/1/15

125,210

310,000

AA-
Series 1984-B, zero coupon bond to yield 11.165% due 8/1/16

96,686

10,000

AA-
MGIC-Insured, 10.250% due 2/1/14

10,377

California Housing Finance Agency Single-Family Mortgage Purchase:

210,000

AAA
Issue A-2, FHA-Insured, 6.350% due 8/1/15 (d)(f)

211,823

995,000

AAA
Series B-3, Class II, Remarketed 3/31/98, MBIA-Insured,

5.375% due 8/1/21 (d)

1,012,303

355,000

AAA
California Rural Home Mortgage Financing Authority, Single-Family

Mortgage Revenue, Mortgage-Backed Securities, Series D,

GNMA/FNMA-Collateralized, 6.000% due 12/1/31 (d)

372,839

10,000,000

AAA
California State Department of Veterans Affairs, Home Purchase

Revenue, Series A, AMBAC-Insured, 5.350% due 12/1/27

10,557,800

Total Housing: Single-Family

12,387,038

See Notes to Financial Statements.

12       Smith Barney California Municipals Fund Inc. 2006 Annual Report

  Schedule of Investments
(February 28, 2006) (continued)

Face Amount

Rating‡
Security
Value

Miscellaneous — 7.0%

$
2,000,000

AAA
Anaheim, CA, COP, Regular Fixed Option Bonds, MBIA-Insured,

6.200% due 7/16/23
$
2,117,060

10,000,000

AA
Beverly Hills, CA, Public Financing Authority Lease Revenue,

Capital Improvements Projects, Series A, 5.250% due 6/1/28

10,356,600

4,000,000

AAA
California Infrastructure & Economic Development Bank Revenue,

Rand Corp. Project, Series A, AMBAC-Insured, 5.500% due 4/1/32

4,329,720

2,500,000

AAA
California State Public Works Board Lease Revenue, Department of

Corrections, Series B, MBIA-Insured, 5.000% due 9/1/21

2,611,150

3,000,000

AAA
Contra Costa County, CA, COP, Capital Projects Program,

AMBAC-Insured, 5.250% due 2/1/21

3,108,570

3,680,000

AAA
Fontana, CA, COP, AMBAC-Insured, 5.000% due 9/1/21

3,832,830

3,250,000

AAA
Los Angeles County, CA, Community Facilities, District No. 3,

Special Tax, Series A, FSA-Insured, 5.500% due 9/1/14

3,419,228

San Francisco, CA, City & County, COP, San Bruno Jail No. 3,

AMBAC-Insured:

14,000,000

AAA
5.250% due 10/1/26 (b)

14,751,240

5,000,000

AAA
5.250% due 10/1/33

5,255,650

3,205,000

AAA
San Luis Obispo County, CA, Financing Authority Revenue, Lopez

Dam Improvement, Series A, MBIA-Insured, 5.375% due 8/1/30

3,396,114

2,795,000

AAA
Solano County, CA, COP, Capital Improvement Program,

AMBAC-Insured, 5.000% due 11/15/19

2,943,834

Total Miscellaneous

56,121,996

Pollution Control — 0.2%

1,500,000

A+
California PCFA Revenue, San Diego Gas & Electric Co., Series A,

6.800% due 6/1/15 (d)

1,765,890

Pre-Refunded (h) — 20.0%

1,240,000

AAA
Anaheim, CA, Public Financing Authority Revenue, Water Utility,

Lenain Filtration Project, FGIC-Insured, Call 4/1/06 @ 100,

5.250% due 10/1/19

1,241,996

California EFA Revenue:

1,775,000

A1(a)
Pepperdine University, Series A, Call 11/1/09 @ 101,

5.000% due 11/1/18

1,886,967

6,125,000

Ba1(a)
Pooled College & University Project, Series A, Call 7/1/08 @ 101,

5.500% due 7/1/15

6,315,120

California Health Facilities Financing Authority Revenue:

815,000

AAA
Catholic West, Series A, MBIA-Insured, Call 7/1/07 @ 102,

5.125% due 7/1/24

850,061

135,000

AAA
Catholic-2005-A, MBIA-Insured, Call 7/1/07 @ 102,

5.125% due 7/1/24

140,808

12,000,000

A3(a)
Cedars-Sinai Medical Center, Series A, Call 12/1/09 @ 101,

6.125% due 12/1/30 (b)

13,241,160

2,605,000

AA
California State Department of Water Resources, Central Valley

Project Revenue, Water System, Series S, Call 12/1/07 @ 101,

5.000% due 12/1/19

2,705,292

See Notes to Financial Statements.

Smith Barney California
Municipals Fund Inc. 2006 Annual Report       13

  Schedule of Investments
(February 28, 2006) (continued)

Face Amount

Rating‡
Security
Value

Pre-Refunded (h) — 20.0% (continued)

$
5,000,000

AAA
California State Public Works Board Lease Revenue, Department of

Health Services, Series A, MBIA-Insured, Call 11/1/09 @ 101,

5.750% due 11/1/24
$
5,452,450

2,000,000

AAA
California State University Foundation Revenue, Monterey Bay,

MBIA-Insured, Call 6/1/11 @ 100, 5.350% due 6/1/31

2,177,760

East Bay, CA, Municipal Utility District:

4,855,000

AAA
Wastewater Treatment System Revenue, Subordinated,

FGIC-Insured, Call 6/1/06 @ 102, 5.000% due 6/1/26

4,972,685

4,775,000

AAA
Water System Revenue, Subordinated, FGIC-Insured,

Call 6/1/06 @ 102, 5.000% due 6/1/26

4,890,746

2,000,000

AAA
Foothill/Eastern Corridor Agency of California, Toll Road Revenue,

Senior Lien, Series A, Call 1/1/07 @ 100, 6.000% due 1/1/34 (f)

2,044,120

3,280,000

AAA
Golden State Tobacco Securitization Corp., California Tobacco

Settlement Revenue, Enhanced Asset-Backed Securities, Series B,

Call 6/1/07 @ 100, 5.500% due 6/1/18

3,364,263

2,500,000

AAA
Inland Empire Solid Waste Financing Authority Revenue, Landfill

Improvement Financing Project, Series B, FSA-Insured,

Call 8/1/06 @ 102, 6.000% due 8/1/16 (d)

2,576,525

4,185,000

AA
Los Angeles County, CA, Public Works Financing Authority Revenue,

Regional Park & Open, Series A, Call 10/1/07 @ 101,

5.000% due 10/1/19

4,335,116

Metropolitan Water District Southern California Waterworks Revenue:

Series A, Call 1/1/08 @ 101:

1,000,000

AA+
5.000% due 7/1/18

1,038,930

5,540,000

AAA
5.000% due 7/1/26

5,755,672

7,610,000

AA+
5.000% due 7/1/26

7,906,257

4,500,000

AAA
Series C, Call 1/1/07 @ 102, 5.250% due 7/1/16

4,659,570

750,000

BBB+
Northern California Power Agency Public Power Revenue, Geothermal

Project No. 3, Series A, Call 7/1/08 @ 100, 5.000% due 7/1/09

780,278

1,675,000

AAA
Orange County, CA, Recovery, COP, Series A, MBIA-Insured,

Call 7/1/06 @ 102, 6.000% due 7/1/26

1,723,475

4,720,000

AAA
Pasadena, CA, GO, USD, Series A, FGIC-Insured, Call 5/1/08 @ 101,

5.000% due 5/1/20

4,927,822

6,575,000

AAA
Placer County, CA, Water Agency Revenue COP, Capital Improvement

Projects, AMBAC-Insured, Call 7/1/09 @ 101, 5.500% due 7/1/29

7,073,056

4,600,000

AAA
Sacramento County, CA, COP, Public Facilities Project, Solid Waste

Facilities, MBIA-Insured, Call 12/1/06 @ 102, 5.250% due 12/1/16

4,758,424

Sacramento, CA, City Financing Authority Revenue,

Capital Improvement:

2,000,000

AA-
Call 6/1/10 @ 101, 5.625% due 6/1/30

2,190,060

Series A, AMBAC-Insured, Call 6/1/11 @ 100:

5,070,000

AAA
5.500% due 12/1/20

5,556,771

6,300,000

AAA
5.500% due 12/1/21

6,904,863

1,600,000

AAA
Solid Waste & Redevelopment Project, Call 12/1/09 @ 102,

5.875% due 12/1/29

1,768,624

See Notes to Financial Statements.

14       Smith Barney California Municipals Fund Inc. 2006 Annual Report

  Schedule of Investments
(February 28, 2006) (continued)

Face Amount

Rating‡
Security
Value

Pre-Refunded (h) — 20.0% (continued)

Sacramento, CA, Power Authority Cogeneration Project Revenue,

Call 7/1/06 @ 102:

$
1,800,000

BBB
6.500% due 7/1/07
$
1,854,684

1,800,000

BBB
6.500% due 7/1/08

1,854,684

2,200,000

BBB
6.500% due 7/1/09

2,266,836

1,250,000

AAA
San Diego, CA, Community College District Lease Revenue,

MBIA-Insured, Call 12/1/06 @ 102, 6.125% due 12/1/16

1,301,025

9,780,000

AAA
San Francisco Bay Area Transit Financing Authority, AMBAC-Insured,

Call 7/1/08 @ 101, 5.000% due 7/1/28

10,235,259

25,000,000

AAA
San Francisco, CA, State Building Authority Lease Revenue,

San Francisco Civic Center Complex, Series A, AMBAC-Insured,

Call 12/1/06 @ 102, 5.250% due 12/1/21 (b)

25,861,000

4,000,000

AAA
Tahoe-Truckee, CA, GO, USD, Improvement District Number 1, Series A,

FGIC-Insured, Call 8/1/09 @ 101, 5.750% due 8/1/20

4,341,240

Total Pre-Refunded

158,953,599

Public Facilities — 0.9%

2,000,000

AAA
Monrovia, CA, Financing Authority Lease Revenue, Hillside Wilderness

Preserve, AMBAC-Insured, 5.125% due 12/1/31

2,126,560

4,500,000

AAA
Palm Springs, CA, Financing Authority Lease Revenue, Convention

Center Project, Series A, MBIA-Insured, 5.500% due 11/1/29

5,028,975

Total Public Facilities

7,155,535

Tax Allocation — 3.0%

2,000,000

AAA
Anaheim, CA, Public Financing Authority, Tax Allocation Revenue,

Regular Fixed Option Bonds, MBIA-Insured, 6.450% due 12/28/18

2,142,760

1,000,000

AAA
El Centro, CA, RDA, Tax Allocation, El Centro Redevelopment Project,

MBIA-Insured, 6.375% due 11/1/17

1,040,000

6,485,000

AAA
Healdsburg, CA, Community RDA, Tax Allocation, Sotoyome Community

Development Project, Series A, MBIA-Insured, 5.125% due 8/1/31

6,800,301

6,500,000

AAA
La Quinta, CA, RDA, Tax Allocation, Redevelopment Project, Area

No. 1, AMBAC-Insured, 5.125% due 9/1/32

6,873,490

1,000,000

AAA
Norco California Redevelopment Agency Project, Area Number 1.

AMBAC Insured, 5.000% due 3/1/26

1,043,410

Rancho Cucamonga, CA, RDA, Tax Allocation, Rancho

Development Project:

2,500,000

AAA
FSA-Insured, Refunding, 5.250% due 9/1/20

2,644,550

MBIA-Insured:

2,445,000

AAA
5.250% due 9/1/16

2,517,274

1,000,000

AAA
5.250% due 9/1/26

1,028,560

Total Tax Allocation

24,090,345

See Notes to Financial Statements.

Smith Barney California Municipals Fund
Inc. 2006 Annual Report       15

  Schedule of Investments
(February 28, 2006) (continued)

Face Amount

Rating‡
Security
Value

Tobacco — 3.5%

$
5,250,000

Baa3(a)
Alameda County, CA, Tobacco Securitization Agency, Asset-Backed

Revenue, 5.750% due 6/1/29
$
5,495,752

20,000,000

BBB
Golden State Tobacco Securitization Corp., CA, Tobacco Settlement

Revenue, Series 2003-A-1, 6.750% due 6/1/39 (b)

22,517,000

Total Tobacco

28,012,752

Transportation — 4.0%

15,000,000

AAA
California Infrastructure & Economic Development Bank Revenue,

Bay Area Toll Bridges, 1st Lien, Series A, FGIC-Insured,

5.000% due 7/1/29 (b)

15,778,350

1,250,000

AAA
Fresno, CA, Airport Revenue, Series A, FSA-Insured,

5.500% due 7/1/30

1,338,412

9,000,000

AAA
Sacramento County, CA, Airport System Revenue, Series A,

MBIA-Insured, 5.900% due 7/1/24 (d)

9,253,890

5,490,000

AAA
San Francisco Bay Area Transit Financing Authority, AMBAC Insured,

5.000% due 7/1/28

5,648,277

Total Transportation

32,018,929

Utilities — 0.0%

360,000

BBB+
Northern California Power Agency Public Power Revenue, Geothermal

Project No. 3, Series A, Unrefunded Balance, 5.000% due 7/1/09

360,374

Water and Sewer — 15.7%

California State Department of Water Resources, Central Valley

Project Revenue Water System:

2,395,000

AA
Series S, Unrefunded Balance, 5.000% due 12/1/19

2,483,902

11,000,000

AA
Series U, 5.000% due 12/1/29

11,255,310

Castaic Lake Water Agency California Revenue, COP, Water System

Improvement Project, AMBAC-Insured:

7,270,000

AAA
5.250% due 8/1/19

7,706,345

7,615,000

AAA
5.125% due 8/1/30

7,954,401

6,000,000

AAA
Clovis, CA, Sewer Revenue, MBIA-Insured, 5.200% due 8/1/28

6,288,360

4,000,000

AAA
Cucamonga County, CA, Water District, COP, FGIC-Insured,

5.125% due 9/1/31

4,196,800

East Bay, CA, Municipal Utility:

6,585,000

AAA
District Wastewater Treatment System Revenue, Subordinated,

FGIC-Insured, Unrefunded Balance, 5.000% due 6/1/26

6,737,640

3,625,000

AAA
District Water System Revenue, Refunding, Subordinated,

FGIC-Insured, Unrefunded Balance, 5.000% due 6/1/26

3,709,028

8,400,000

AAA
District Water Systems Revenue, MBIA-Insured, 5.000% due 6/1/26

8,748,936

Eastern Municipal Water District COP Water & Sewer Revenue:

1,000,000

AAA
FGIC-Insured, 6.750% due 7/1/12

1,142,460

17,750,000

AAA
Series A, MBIA-Insured, 5.250% due 7/1/23 (b)

18,329,893

1,900,000

AAA
El Centro, CA, Financing Authority Water & Wastewater Revenue,

Series A, AMBAC-Insured, 5.125% due 10/1/27

1,972,751

See Notes to Financial Statements.

16       Smith Barney California Municipals Fund Inc. 2006 Annual Report

  Schedule of Investments
(February 28, 2006) (continued)

Face Amount

Rating‡
Security
Value

Water and Sewer — 15.7% (continued)

$
1,720,000

AAA
Lodi, CA, Wastewater Systems Revenue, COP, Series A, MBIA-Insured,

5.000% due 10/1/23
$
1,824,559

Metropolitan Water District, Southern California Waterworks Revenue:

12,900,000

AA+
Series A, 4.750% due 7/1/22

13,209,729

10,000,000

AAA
Series B-2, FGIC-Insured, 5.000% due 10/1/26

10,594,200

1,925,000

AAA
Morgan Hill, CA, COP, Refunding, Water Improvement Projects,

FSA-Insured, 5.125% due 6/1/21

2,036,727

2,500,000

AAA
Pomona, CA, Public Financing Authority Revenue, Water Facilities

Project, Series AA, FSA-Insured, 5.000% due 5/1/29

2,590,200

6,875,000

AAA
San Diego, CA, Public PFA, Sewer Revenue, FGIC-Insured,

5.000% due 5/15/20

6,934,469

2,820,000

AAA
Sunnyvale, CA, Financing Authority, Water & Wastewater Revenue,

AMBAC-Insured, 5.000% due 10/1/22

2,951,045

4,350,000

AAA
Vallejo, CA, Parity Revenue, Refunding, Water Improvement Project,

Series A, FSA-Insured, 5.250% due 5/1/29

4,597,167

Total Water and Sewer

125,263,922

TOTAL INVESTMENTS BEFORE SHORT-TERM

INVESTMENTS (Cost — $692,125,832)

778,192,819

SHORT-TERM INVESTMENTS(i) — 1.6%

Finance — 0.3%

2,000,000

A-1+
California State Economic Recovery Bonds, Series C-04,

SPA-JPMorgan Chase, 2.940%, 3/1/06

2,000,000

500,000

A-1+
State of California, Series C-8, LOC-Lloyds Bank PLC,

2.940%, 3/1/06

500,000

Total Finance

2,500,000

Hospital — 0.1%

1,000,000

A-1+
California Health Facilities Finance Authority, Adventist Health

System, Series A, MBIA-Insured, SPA-California State Teachers

Retirement Fund, 2.940%, 3/1/06

1,000,000

Industrial Development — 0.2%

1,600,000

A-1+
California Infrastructure & Economic Development Bank Revenue,

Series B, AMBAC-Insured, SPA-JPMorgan Chase, 2.900%, 3/1/06

1,600,000

Miscellaneous — 0.2%

1,500,000

VMIG 1(a)
California Statewide CDA Revenue, North Peninsula Jewish

Community Center, LOC-Bank of America, 2.940%, 3/1/06

1,500,000

Pollution Control — 0.5%

3,900,000

A-1+
California PCFA, PCR, Pacific Gas & Electric, Series C, LOC-Bank

One N.A., 2.970%, 3/1/06

3,900,000

See Notes to Financial Statements.

Smith Barney California Municipals Fund
Inc. 2006 Annual Report       17

  Schedule of Investments
(February 28, 2006) (continued)

Face Amount

Rating‡
Security
Value

Utilities — 0.3%

California State Department of Water Resources, Power Supply Revenue:

$
700,000

A-1+
Series B-4, LOC-Bayerische Landesbank, 2.870%, 3/1/06
$
700,000

1,000,000

A-1+
Series B-6, LOC-State Street Bank & Trust Co., 2.900%, 3/1/06

1,000,000

200,000

A-1+
Series C-6, AMBAC-Insured, SPA-Ladesbank Baden-Wuerrtemberg,

3.180%, 3/2/06

200,000

Total Utilities

1,900,000

TOTAL SHORT-TERM INVESTMENTS

(Cost — $12,400,000)

12,400,000

TOTAL INVESTMENTS — 99.3% (Cost — $704,525,832#)

790,592,819

Other Assets in Excess of Liabilities — 0.7%

5,505,125

TOTAL NET ASSETS — 100.0%
$
796,097,944

‡
All ratings are by Standard & Poor’s Ratings Service, unless otherwise noted. All ratings are unaudited.

(a)
Rating by Moody’s Investors Service. All ratings are unaudited.

(b)
All or a portion of this security is segregated for open futures contracts.

(c)
Bonds are escrowed to maturity by government securities and/or U.S. government agency securities and are considered by the Manager to be triple-A rated even if issuer has not applied for new ratings.

(d)
Income from this issue is considered a preference item for purposes of calculating the alternative minimum tax (“AMT”).

(e)
Residual interest bonds--coupon varies inversely with level of short-term tax-exempt interest rates.

(f)
All or a portion of this security is held at the broker as collateral for open futures contracts.

(g)
Variable rate security. Interest rate disclosed is that which is in effect at February 28, 2006.

(h)
Pre-Refunded bonds are escrowed with government obligations and/or government agency securities and are considered by the Manager to be triple-A rated even if issuer has not applied for new ratings.

(i)
Variable rate demand obligations have a demand feature under which the Fund can tender them back to the issuer on no more than 7 days notice. Date shown is the date of the next interest rate change.

#
Aggregate cost for federal income tax purposes is $703,231,998. See pages 19 and 20 for definitions of ratings.

Abbreviations used in this schedule:

ABAG
—
Association of Bay Area Governments

AMBAC
—
Ambac Assurance Corporation

CDA
—
Community Development Authority

COP
—
Certificate of Participation

EFA
—
Educational Facilities Authority

FGIC
—
Financial Guaranty Insurance Company

FHA
—
Federal Housing Administration

FNMA
—
Federal National Mortgage Association

FSA
—
Financial Security Assurance

GNMA
—
Government National Mortgage Association

GO
—
General Obligation

HFA
—
Housing Finance Authority

LOC
—
Letter of Credit

MBIA
—
Municipal Bond Investors Assurance Corporation

MFH
—
Multi-Family Housing

MGIC
—
Mortgage Guaranty Insurance Corporation

PCFA
—
Pollution Control Finance Authority

PCR
—
Pollution Control Revenue

PFA
—
Public Facilities Authority

RDA
—
Redevelopment Agency

RIBS
—
Residual Interest Bonds

SAVRS
—
Select Auction Variable Rate Securities

SPA
—
Standby Bond Purchase Agreement

UGRIC
—
United Guaranty Residential Insurance Company of Iowa

USD
—
Unified School District

See Notes to Financial Statements.

18       Smith Barney California Municipals Fund Inc. 2006 Annual Report

Bond Ratings (unaudited)
 The definitions of the applicable rating symbols are set forth below:
Standard & Poor’s Ratings Service (“Standard & Poor’s”)— Ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or minus (–) sign to show relative standings within the major rating categories.

AAA
—
Bonds rated “AAA” have the highest rating assigned by Standard & Poor’s. Capacity to pay interest and repay principal is extremely strong.

AA
—
Bonds rated “AA” have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in a small degree.

A
—
Bonds rated “A” have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB
—
Bonds rated “BBB” are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than in higher rated categories.

BB, B, CCC, CC and C
—
Bonds rated “BB”, “B”, “CCC”, “CC” and “C” are regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. “BB” represents the lowest degree of speculation and “C” the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

D
—
Bonds rated “D” are in default and payment of interest and/or repayment of principal is in arrears.

Moody’s Investors Service (“Moody’s”)— Numerical modifiers 1, 2 and 3 may be applied to each generic rating from
“Aa” to “Caa,” where 1 is the highest and 3 the lowest ranking within its generic category.

Aaa
—
Bonds rated “Aaa” are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edge.”
Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa
—
Bonds rated “Aa” are judged to be of high quality by all standards. Together with the “Aaa” group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in “Aaa” securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in “Aaa” securities.

A
—
Bonds rated “A” possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa
—
Bonds rated “Baa” are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba
—
Bonds rated “Ba” are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and therefore not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B
—
Bonds rated “B” generally lack characteristics of desirable investments. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa
—
Bonds rated “Caa” are of poor standing. These issues may be in default, or present elements of danger may exist with respect to principal or interest.

Ca
—
Bonds rated “Ca” represent obligations which are speculative in a high degree. Such issues are often in default or have other marked short-comings.

C
—
Bonds rated “C” are the lowest class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

NR
—
Indicates that the bond is not rated by Standard & Poor’s, Moody’s, or Fitch Ratings Service.

Smith Barney California Municipals Fund Inc. 2006 Annual Report       19

Short-Term Security Ratings (unaudited)

SP-1
—
Standard & Poor’s highest rating indicating very strong or strong capacity to pay principal and interest; those issues determined to possess overwhelming safety characteristics are denoted with a plus (+) sign.

A-1
—
Standard & Poor’s highest commercial paper and variable-rate demand obligation (VRDO) rating indicating that the degree of safety regarding timely payment is either overwhelming or very strong; those issues determined to possess overwhelming safety characteristics are denoted with a plus (+) sign.

VMIG 1
—
Moody’s highest rating for issues having a demand feature—VRDO.

MIG 1
—
Moody’s highest rating for short-term municipal obligations.

P-1
—
Moody’s highest rating for commercial paper and for VRDO prior to the advent of the

VMIG 1 rating.

20       Smith Barney California Municipals Fund Inc. 2006 Annual Report

  Statement of Assets and
Liabilities (February 28, 2006)

ASSETS:

Investments, at value (Cost — $704,525,832)
$
790,592,819

Interest receivable

8,450,154

Receivable for Fund shares sold

716,242

Receivable for securities sold

70,000

Prepaid expenses

15,371

Total Assets

799,844,586

LIABILITIES:

Payable to broker — variation margin on open futures contracts

1,356,719

Distributions payable

1,244,371

Payable for Fund shares repurchased

468,831

Investment management fee payable

283,672

Due to custodian

159,893

Distribution fees payable

61,176

Transfer agent fees payable

32,278

Deferred compensation payable

15,058

Directors’ fees payable

2,588

Accrued expenses

122,056

Total Liabilities

3,746,642

Total Net Assets
$
796,097,944

NET ASSETS:

Par value (Note 6)
$
48,792

Paid-in capital in excess of par value

760,799,576

Undistributed net investment income

396,997

Accumulated net realized loss on investments and futures contracts

(50,286,127
)

Net unrealized appreciation on investments and futures contracts

85,138,706

Total Net Assets
$
796,097,944

Shares Outstanding:

Class A

41,004,537

Class B

4,391,339

Class C

3,395,860

Net Asset Value:

Class A (and redemption price)
$
16.32

Class B *
$
16.30

Class C *
$
16.28

Maximum Public Offering Price Per Share:

Class A (based on maximum sales charge of 4.00%)
$
17.00

* Redemption price is NAV of Class B and C shares reduced by a
4.50% and 1.00% CDSC, respectively, if shares are redeemed within one year from purchase payment
   (See Note 2).

See Notes to Financial Statements.

Smith Barney California Municipals Fund
Inc. 2006 Annual Report       21

  Statement of Operations
(For the year ended February 28, 2006)

INVESTMENT INCOME:

Interest
$
41,776,218

EXPENSES:

Investment management fee (Note 2)

2,873,467

Distribution fees (Notes 2 and 4)

1,989,657

Administration fees (Note 2)

1,215,834

Transfer agent fees (Notes 2 and 4)

195,659

Shareholder reports (Note 4)

84,015

Custody fees

62,951

Legal fees

52,818

Registration fees

40,482

Audit and tax

29,302

Directors’ fees

22,638

Insurance

19,119

Miscellaneous expenses

7,376

Total Expenses

6,593,318

Less: Investment management fee waivers (Note 2)

(17,529
)

Net Expenses

6,575,789

Net Investment Income

35,200,429

REALIZED AND UNREALIZED GAIN (LOSS) ON

INVESTMENTS AND FUTURES CONTRACTS (NOTES 1 AND 3):

Net Realized Gain (Loss) From:

Investment transactions

1,119,321

Futures contracts

(12,704,758
)

Net Realized Loss

(11,585,437
)

Change in Net Unrealized Appreciation/Depreciation From:

Investments

(6,634,254
)

Futures contracts

7,506,639

Change in Net Unrealized Appreciation/Depreciation

872,385

Net Loss on Investments and Futures Contracts

(10,713,052
)

Increase in Net Assets From Operations
$
24,487,377

See Notes to Financial Statements.

22        Smith Barney California Municipals Fund Inc. 2006 Annual Report

  Statements of Changes in
Net Assets (For the years ended February 28,)

2006

2005

OPERATIONS:

Net investment income
$
35,200,429

$
37,045,661

Net realized loss

(11,585,437
)

(19,565,074
)

Change in net unrealized appreciation/depreciation

872,385

(1,705,412
)

     Increase in Net Assets From
Operations

24,487,377

15,775,175

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTES 1 AND 5):

Net investment income

(34,793,611
)

(37,414,448
)

     Decrease in Net Assets From Distributions
to Shareholders

(34,793,611
)

(37,414,448
)

FUND SHARE TRANSACTIONS (NOTE 6):

Net proceeds from sale of shares

115,670,004

95,170,261

Reinvestment of distributions

18,216,553

19,560,109

Cost of shares repurchased

(184,735,868
)

(149,388,917
)

     Decrease in Net Assets From Fund Share
Transactions

(50,849,311
)

(34,658,547
)

Decrease in Net Assets

(61,155,545
)

(56,297,820
)

NET ASSETS:

Beginning of year

857,253,489

913,551,309

End of year*
$
796,097,944

$
857,253,489

*Includes undistributed net investment income of:
$
396,997

$
232,468

See Notes to Financial Statements.

Smith Barney California Municipals Fund
Inc. 2006 Annual Report       23

   Financial
Highlights

  For a share of each class of capital stock outstanding throughout each year ended February 28, unless otherwise noted:

Class A Shares(1)
2006

2005

2004(2)

2003

2002

Net Asset Value, Beginning of Year
$16.52

$16.92

$16.76

$16.93

$16.70

Income (Loss) From Operations:

Net investment income
0.71

0.72

0.75

0.77

0.79

Net realized and unrealized gain (loss)
(0.21
)
(0.39
)
0.15

(0.17
)
0.22

Total Income From Operations
0.50

0.33

0.90

0.60

1.01

Less Distributions From:

Net investment income
(0.70
)
(0.73
)
(0.74
)
(0.77
)
(0.78
)

Total Distributions
(0.70
)
(0.73
)
(0.74
)
(0.77
)
(0.78
)

Net Asset Value, End of Year
$16.32

$16.52

$16.92

$16.76

$16.93

Total Return(3)
3.11
%
2.03
%
5.48
%
3.59
%
6.20
%

Net Assets, End of Year (millions)
$669

$697

$720

$734

$747

Ratios to Average Net Assets:

Gross expenses
0.70
%
0.69
%
0.68
%
0.70
%
0.68
%

Net expenses
0.70
(4)
0.69
(4)
0.68

0.70

0.68

Net investment income
4.33

4.35

4.46

4.58

4.68

Portfolio Turnover Rate
8
%
3
%
14
%
12
%
21
%

   (1)

   Per share amounts have been calculated using the average shares method.

   (2)

For the year ended February 29, 2004.

   (3)

 Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

   (4)

   The investment manager voluntarily waived a portion of its fees.

See Notes to Financial Statements.

24       Smith Barney California Municipals Fund Inc. 2006 Annual Report

   Financial
Highlights

  For a share of each class of capital stock outstanding throughout each year ended February 28, unless otherwise noted:

Class B Shares(1)
2006

2005

2004(2)

2003

2002

Net Asset Value, Beginning of Year
$16.49

$16.90

$16.74

$16.92

$16.69

Income (Loss) From Operations:

Net investment income
0.62

0.63

0.66

0.68

0.69

Net realized and unrealized gain (loss)
(0.20
)
(0.40
)
0.15

(0.18
)
0.24

Total Income From Operations
0.42

0.23

0.81

0.50

0.93

Less Distributions From:

Net investment income
(0.61
)
(0.64
)
(0.65
)
(0.68
)
(0.70
)

Total Distributions
(0.61
)
(0.64
)
(0.65
)
(0.68
)
(0.70
)

Net Asset Value, End of Year
$16.30

$16.49

$16.90

$16.74

$16.92

Total Return(3)
2.63
%
1.44
%
4.94
%
3.02
%
5.69
%

Net Assets, End of Year (millions)
$72

$101

$134

$157

$170

Ratios to Average Net Assets:

Gross expenses
1.23
%
1.22
%
1.20
%
1.22
%
1.20
%

Net expenses
1.23
(4)
1.22
(4)
1.20

1.22

1.20

Net investment income
3.79

3.82

3.94

4.06

4.14

Portfolio Turnover Rate
8
%
3
%
14
%
12
%
21
%

   (1)

   Per share amounts have been calculated using the average shares method.

   (2)

For the year ended February 29, 2004.

   (3)

 Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

   (4)

   The investment manager voluntarily waived a portion of its fees.

See Notes to Financial Statements.

Smith Barney California Municipals Fund
Inc. 2006 Annual Report       25

 Financial Highlights
(continued)

 For a share of each class of capital stock outstanding throughout each year ended February 28, unless otherwise noted:

Class C Shares(1)
2006

2005

2004(2)

2003

2002

Net Asset Value, Beginning of Year
$16.48

$16.88

$16.72

$16.90

$16.68

Income (Loss) From Operations:

Net investment income
0.62

0.63

0.65

0.68

0.69

Net realized and unrealized gain (loss)
(0.21
)
(0.39
)
0.15

(0.19
)
0.22

Total Income From Operations
0.41

0.24

0.80

0.49

0.91

Less Distributions From:

Net investment income
(0.61
)
(0.64
)
(0.64
)
(0.67
)
(0.69
)

Total Distributions
(0.61
)
(0.64
)
(0.64
)
(0.67
)
(0.69
)

Net Asset Value, End of Year
$16.28

$16.48

$16.88

$16.72

$16.90

Total Return(3)
2.54
%
1.46
%
4.91
%
2.99
%
5.59
%

Net Assets, End of Year (millions)
$55

$59

$60

$62

$60

Ratios to Average Net Assets:

Gross expenses
1.26
%
1.26
%
1.24
%
1.26
%
1.25
%

Net expenses
1.26
(4)
1.25
(4)
1.24

1.26

1.25

Net investment income
3.77

3.79

3.90

4.01

4.12

Portfolio Turnover Rate
8
%
3
%
14
%
12
%
21
%

   (1)

   Per share amounts have been calculated using the average shares method.

   (2)

For the year ended February 29, 2004.

   (3)

 Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

   (4)

   The investment manager voluntarily waived a portion of its fees.

See Notes to Financial Statements.

26       Smith Barney California Municipals Fund Inc. 2006 Annual Report

Notes to Financial Statements

1. Organization and
Significant Accounting Policies

The Smith Barney California Municipals Fund Inc. (the “Fund”), a Maryland corporation, is registered under the Investment Company Act of
1940, as amended (the “1940 Act”), as a non-diversified, open-end management investment company.
     The following are significant accounting policies consistently followed by the Fund and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ.
     (a) Investment Valuation. Securities are valued at the mean between the bid and asked prices provided by an independent pricing service that are based on transactions in municipal obligations, quotations from municipal bond dealers, market transactions in comparable securities and various relationships between securities. Securities for which market quotations are not readily available or are determined not to reflect fair value, will be valued in good faith by or under the direction of the Fund’s Board of Directors. Short-term obligations with maturities of 60 days or less are valued at amortized cost, which approximates value.
     (b) Financial Futures Contracts. The Fund may enter into financial futures contracts typically to hedge a portion of the portfolio.
Upon entering into a financial futures contract, the Fund is required to deposit cash or securities as initial margin. Additional securities are also segregated up to the current market value of the financial futures contracts. Subsequent payments, known as variation margin, are made or received by the Fund each day, depending on the daily fluctuation in the value of the underlying financial instruments. The Fund recognizes an unrealized gain or loss equal to the daily variation margin. When the financial futures contracts are closed, a realized gain or loss is recognized equal to the difference between the proceeds from (or cost of) the closing transactions and the Fund’s basis in the contracts.
     The risks associated with entering into financial futures contracts include the possibility that a change in the value of the contract may not correlate with the changes in the value of the underlying instruments. In addition, investing in financial futures contracts involves the risk that the Fund could lose more than the original margin deposit and subsequent payments required for a futures transaction. Risks may also arise upon entering into these contracts from the potential inability of the counterparties to meet the terms of their contracts.
     (c) Fund Concentration. Since the Fund invests primarily in obligations of issuers within California, it is subject to possible concentration risks associated with economic, political, or legal developments or industrial or regional matters specifically affecting California.
     (d) Security Transactions and Investment Income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. The cost of investments sold is determined by use of the specific identification method. To the extent any

Smith Barney California Municipals Fund Inc.
2006 Annual Report       27

Notes to Financial Statements (continued)

issuer defaults on an expected interest payment, the
Fund’s policy is to generally halt any additional interest income accruals and consider the realizability of interest accrued up to the date of default.
     (e) Distributions
to Shareholders. Distributions from net investment income on the shares of the Fund are declared each business day to shareholders of record, and are paid monthly. The Fund intends to satisfy conditions that will enable interest from municipal securities, which is exempt from federal and certain state income taxes, to retain such tax-exempt status when distributed to the shareholders of the Fund. Distributions of net realized gains, if any, are taxable and are declared at least annually. Distributions are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.
     (f ) Class Accounting. Investment income, common expenses and realized/unrealized gain (loss) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that class.
     (g) Federal and Other Taxes. It is the Fund’s policy to
comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, the Fund intends to distribute substantially all of its income and net realized gains on investments, if any, to shareholders each year. Therefore, no federal income tax provision is required in the Fund’s financial statements.
     (h)
Reclassification. GAAP requires that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share. During the current year, the following reclassifications have been made:

Undistributed Net Investment Income

Accumulated Net Realized Loss

(a)
$ (242,289)
$242,289

(a)
 Reclassifications are primarily due to differences between book and tax accretion of market discount on fixed income securities.

2. Management Agreement and Other Transactions with Affiliates
On December 1,
2005, Citigroup Inc. (“Citigroup”) completed the sale of substantially all of its asset management business, Citigroup Asset Management (“CAM”), to Legg Mason, Inc. (“Legg Mason”). As a result, the Fund’s investment adviser and administrator, Smith Barney Fund Management LLC (“SBFM”) (the “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, has become a wholly-owned subsidiary of Legg Mason. Completion of the sale caused the Fund’s then existing investment advisory and administrative contracts to terminate. The Fund’s shareholders approved a new investment management contract between the Fund and the Manager, which became effective on
December 1, 2005.
     Legg Mason, whose principal executive offices are in Baltimore, Maryland, is a financial services holding company.

28       Smith Barney California Municipals Fund Inc. 2006 Annual
Report

Notes to Financial Statements (continued)

     Prior to the Legg Mason
transaction, the Fund paid the Manager an investment advisory fee calculated at an annual rate of 0.30% of the Fund’s average daily net assets and an administration fee calculated at an annual rate of 0.20% of the Fund’s average daily net assets up to $500 million and 0.18% of the Fund’s average daily net assets in excess of $500 million.
     Under the new Investment Management agreement, the Fund pays the
Manager a management fee for selecting the Fund’s investments, overseeing its operations and providing administrative services at an annual rate of 0.50% of the Fund’s average daily net assets up to $500 million and 0.48% of the
Fund’s average daily net assets in excess of $500 million. This fee is calculated daily and paid monthly.
     Effective December 1, 2005, as a result of the termination of the administrative contract, this separate administration fee was no longer applicable.
     During the year ended February 28, 2006, the Manager waived expenses amounting to
$17,529.
     The Fund’s Board has approved PFPC Inc. (“PFPC”) to serve as transfer agent for the Fund, effective January 1, 2006. The principal business office of PFPC is located at 4400 Computer Drive, Westborough, MA 01581. During the period covered by this report, Citicorp Trust Bank, fsb. (“CTB”), a subsidiary of Citigroup, acted as the Fund’s transfer agent. PFPC and Primerica Shareholder
Services (‘PSS”), another subsidiary of Citigroup, acted as the Fund’s sub-transfer agents. CTB received account fees and asset-based fees that varied according to the size and type of account. PFPC and PSS were responsible for shareholder recordkeeping and financial processing for all shareholder accounts and were paid by CTB. For the year ended February 28, 2006, the Fund paid transfer agent fees of $9,732 to CTB and $97,246 to
PFPC.
     The Fund’s Board has appointed the Fund’s current distributor, Citigroup Global Markets Inc. (“CGM”) and Legg Mason Investor Services, LLC
(“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, as co-distributors of the Fund. The Fund’s Board has also approved amended and restated Rule 12b-1 Plans. CGM and other broker-dealers, financial intermediaries and financial institutions (each called a “Service Agent”) that currently offer Fund shares will continue to make the Fund’s shares available to their clients. Additional Service Agents may offer Fund shares in the future.
     There is a maximum initial sales charge of 4.00% for Class A shares. There is a contingent deferred sales charge (“CDSC”) of 4.50% on Class B shares, which applies if redemption occurs within one year from purchase payment. This CDSC declines by 0.50% the first year after purchase payment and thereafter by 1.00% per year until no CDSC is incurred. Class C shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. In certain cases, Class A shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. This CDSC only applies to those purchases of Class A shares, which, when combined with current holdings of Class A shares, equal or exceed $500,000 in the aggregate. These purchases do not incur an initial sales charge.

Smith Barney California Municipals Fund Inc. 2006 Annual Report       29

Notes to Financial Statements (continued)

     For the year
ended February 28, 2006, CGM and its affiliates received sales charges of approximately $223,000 on sales of the Fund’s Class A shares. In addition, for the year ended February 28, 2006, CDSCs paid to CGM and its affiliates were approximately:

Class A
Class B
Class C

CDSCs
$9,000
$83,000
$2,000

     The Fund has adopted an unfunded, non-qualified compensation plan (the “Plan”) which allows non-interested directors (“Directors”) to defer the receipt of all or a portion of the directors’ fees earned until a later date specified by the Directors. The deferred fees earn a return based on notional investments selected by the Directors. The balance of the deferred fees payable may change depending upon the investment performance. Any gains or losses incurred in the deferred balances are reported in the statement of operations under Directors’ fees. Under the Plan, deferred fees are considered a general obligation of the Fund and any payments made pursuant to the Plan will be made from the Fund’s general assets.

     As of February 28, 2006, the Fund has accrued $15,058 as deferred compensation.

     Certain officers and one Director of the Fund are employees of Legg Mason or its affiliates and do not receive compensation from the Fund.

 3. Investments
 During the year ended February 28, 2006, the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) were as follows:

Purchases

$ 64,852,074

Sales

107,866,386

     At February 28, 2006, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were as follows:

Gross unrealized appreciation

$87,386,828

Gross unrealized depreciation

(26,007
)

Net unrealized appreciation

$87,360,821

At February 28, 2006, the Fund had the following open futures contracts:

Number of Contracts
Expiration Date

Basis Value

Market Value

Unrealized Loss

Contracts to Sell:  U.S. Treasury
Bond
2,285
3/06

$257,490,938

$258,419,219

$(928,281)

30       Smith Barney California Municipals Fund
Inc. 2006 Annual Report

Notes to Financial Statements (continued)

4. Class
Specific Expenses

The Fund has adopted a Rule 12b-1distribution plan under which the Fund pays a service fee with respect to its Class A, B and C shares calculated at the annual rate of 0.15% of the average daily net assets of each respective class. The Fund also pays a distribution fee with respect to its Class B and C shares calculated at the annual rate of 0.50% and 0.55% of the average daily net assets of each class, respectively. Distribution fees are accrued daily and paid monthly.

     For the year ended February 28, 2006, class specific expenses were as follows:

Distribution Fees
Transfer Agent
Fees
Shareholder Reports
Expenses

Class A
$1,032,368
$140,912
$61,287

Class B
555,404
38,292
14,895

Class C
401,885
16,455
7,833

Total
$1,989,657
$195,659
$84,015

5. Distributions to Shareholders by Class

Year Ended February
28, 2006
Year Ended February
28, 2005

Net Investment Income

Class A

$29,464,173
$30,742,424

Class B

3,192,427
4,416,197

Class C

2,137,011
2,255,827

Total

$34,793,611
$37,414,448

6. Capital Shares

At February 28, 2006, the Fund had 500 million shares of capital stock authorized with a par value of $0.001 per share. The Fund has the ability to issue multiple classes of shares. Each share of a class represents an identical interest in the Fund and has the same rights, except that each class bears certain expenses including those specifically related to the distribution of its shares.

Smith Barney California Municipals Fund Inc. 2006 Annual
Report       31

Notes to Financial Statements (continued)

     Transactions in shares of each
class were as follows:

Year Ended February 28, 2006

Year Ended February 28, 2005

Shares

Amount

Shares

Amount

Class A

Shares sold
6,662,961

$
109,266,849

5,034,785

$
83,488,925

Shares issued on reinvestment
936,643

15,322,062

963,842

15,939,163

Shares repurchased
(8,780,303
)

(143,638,623
)
(6,331,224
)
(104,908,970
)

Net Decrease
(1,180,699
)
$
(19,049,712
)
(332,597
)
$
(5,480,882
)

Class B

Shares sold
149,411

$
2,444,178

264,137

$
4,370,175

Shares issued on reinvestment
96,988

1,584,530

133,699

2,208,346

Shares repurchased
(2,020,477
)

(33,034,210
)
(2,161,676
)

(35,795,842
)

Net Decrease
(1,774,078
)
$
(29,005,502
)
(1,763,840
)
$
(29,217,321
)

Class C

Shares sold
242,177

$
3,958,977

441,889

$
7,311,161

Shares issued on reinvestment
80,280

1,309,961

85,626

1,412,600

Shares repurchased
(493,518
)

(8,063,035
)
(525,240
)

(8,684,105
)

Net Increase (Decrease)
(171,061
)

(2,794,097
)
2,275

$
39,656

7.
Income Tax Information and Distributions to Shareholders

Subsequent to the fiscal year end, the Fund made the following distributions:

Record/Payable
Class A
Class B
Class C

Daily / 3/31/06
$0.0654
$0.0580
$0.0567

     The tax character of distributions paid during the fiscal years ended February 28 was as follows:

2006
2005

Distributions paid from:

Tax-Exempt Income
$34,749,787
$37,168,538

Ordinary Income
43,824
245,910

Total Distributions Paid
$34,793,611
$37,414,448

32       Smith Barney California Municipals Fund Inc. 2006 Annual
Report

Notes to Financial Statements (continued)

     As of February 28, 2006, the components of accumulated earnings on a tax basis were as follows:

Undistributed ordinary income — net
$
413,820

Capital loss carryforward*

(49,484,565
)

Other book/tax temporary differences(a)

(2,112,219
)

Unrealized appreciation(b)

86,432,540

Total accumulated earnings — net
$
35,249,576

*
The Fund has the following net capital loss carryforward remaining:

Year of Expiration
Amount

2/28/2007
$
(980,365
)

2/29/2008

(11,079,443
)

2/28/2009

(4,885,141
)

2/28/2011

(4,982,245
)

2/28/2013

(26,139,468
)

2/28/2014

(1,417,903
)

$
(49,484,565
)

These amounts will be available to offset any future taxable capital gains.

   (a)

 Other book/tax temporary differences are attributable primarily to differences between the realization for tax purposes of unrealized gains/(losses) on certain futures contracts, the deferral of post-October capital losses for tax purposes and differences in the book/tax treatment of various items.

   (b)

   The difference between book-basis and tax-basis unrealized appreciation is attributable primarily to book and tax accretion methods for market discount on fixed income securities.

8. Regulatory
Matters

On May 31, 2005, the U.S. Securities and Exchange Commission (“SEC”) issued an order in connection with the settlement of an administrative proceeding against SBFM and CGM relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the “Funds”).
     The SEC order finds that SBFM and CGM
willfully violated Section 206(1) of the Investment Advisers Act of 1940 (“Advisers Act”). Specifically, the order finds that SBFM and CGM knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management (“CAM”), the Citigroup business unit that, at the time, included the fund’s investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange for, among other things, a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGM. The order also finds that SBFM and CGM willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the

Smith Barney California Municipals Fund Inc. 2006 Annual Report
33

Notes to Financial Statements (continued)

suggestion that the proposed
arrangement was in the Funds’ best interests and that no viable alternatives existed. SBFM and CGM do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.
     The SEC censured SBFM and CGM and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to pay
$208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining
$183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan submitted for the approval of the SEC. At this time, there is no certainty as to how the above-described proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. The order also required that transfer agency fees received from the Funds since
December 1, 2004 less certain expenses be placed in escrow and provided that a portion of such fees might be subsequently distributed in accordance with the terms of the order. On April 3, 2006, an aggregate amount of approximately $9 million was distributed to the affected Funds.
     The order required SBFM to recommend a new transfer agent contract to the Fund boards within 180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or sub-transfer agent, SBFM and CGM would have been required, at their expense, to engage an independent monitor to oversee a competitive bidding process. On November 21, 2005, and within the specified timeframe, the Fund’s Board selected a new transfer agent for the Fund. No Citigroup affiliate submitted a proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that
Citigroup instituted in August 2004.
     Although there can be no assurance, SBFM does not believe that this matter will have a material adverse effect on the
Funds.
     On December 1, 2005, Citigroup completed the sale of substantially all of its global asset management business, including SBFM, to Legg Mason Inc.

9. Legal Matters
Beginning in August 2005, five class action lawsuits alleging violations of federal securities laws and state law were filed against CGM and SBFM, (collectively, the “Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC described in Note 8. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the investment manager for the Smith Barney family of funds, rescission of the Funds’ management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses.
     On October 5, 2005, a motion to consolidate the five actions and any subsequently filed, related action was filed. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.

34       Smith Barney California Municipals Fund Inc. 2006 Annual Report

Notes to Financial Statements (continued)

     As of the date of this report, SBFM believes that resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Fund’s investment manager and its affiliates to continue to render services to the Funds under their respective contracts.

* * *

     Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against CGM and a number of its affiliates, including SBFM and Salomon Brothers Asset Management Inc. (“SBAM”) (the “Advisers”), substantially all of the mutual funds managed by the Advisers, including the Fund (the “Funds”), and directors or trustees of the Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell
Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Advisers caused the Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the
Defendants breached their fiduciary duty to the Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain aspects of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Funds’ contracts with the Advisers, recovery of all fees paid to the Advisers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.
     On December 15, 2004, a consolidated amended complaint (the
“Complaint”) was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the Funds, the Fund’s investment manager believes the Funds have significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.
     Additional lawsuits
arising out of these circumstances and presenting similar allegations and requests for relief may be filed against the Defendants in the future.
     As of the date of this report,
the Fund’s investment manager and the Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Advisers and their affiliates to continue to render services to the Funds under their respective contracts.
     The Defendants have moved to dismiss the Complaint. Those motions are pending before the court.

Smith Barney California Municipals Fund Inc. 2006 Annual Report
35

Notes to Financial Statements (continued)

10. Other Matters

On September 16, 2005, the staff of the Securities and Exchange Commission (the “Commission”) informed SBFM and SBAM that the staff is considering recommending that the Commission institute administrative proceedings against SBFM and SBAM for alleged violations of Section 19(a) and 34(b) of the Investment Company Act (and related Rule 19a-1). The notification is a result of an industry wide inspection by the SEC and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid to shareholders of certain funds. Section 19(a) and related Rule 19a-1 of the Investment Company Act generally require funds that are making dividend and distribution payments to provide shareholders with a written statement disclosing the source of the dividends and distributions, and, in particular, the portion of the payments made from each of net investment income, undistributed net profits and/or paid-in capital. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM or
SBAM.
     Although there can be no assurance, SBFM and SBAM believe that this matter is not likely to have a material adverse effect on the Fund or SBFM and SBAM’s ability to perform investment management services relating to the Fund.

36       Smith Barney California
Municipals Fund Inc. 2006 Annual Report

Report of Independent Registered Public
Accounting Firm

The
Board of Directors and Shareholders
Smith Barney California Municipals Fund Inc.:

We have audited the accompanying statement of assets and
liabilities, including the schedule of investments, of Smith Barney California Municipals Fund Inc., as of February 28, 2006, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
     We conducted our audits in accordance with the standards of the
Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of February 28, 2006, by correspondence with the custodian and broker. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Smith Barney
California Municipals Fund Inc., as of February 28, 2006, and the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, in conformity with U.S. generally accepted accounting principles.

New York, New York April 19, 2006

Smith Barney California Municipals
Fund Inc. 2006 Annual Report       37

Board Approval of Management Agreement (unaudited)

 On June 23, 2005, Citigroup Inc. entered into a definitive agreement (the “Transaction Agreement”) with Legg Mason, Inc. under which Citigroup agreed to sell substantially all of its asset management business, Citigroup Asset Management (“CAM”), which included the Adviser, to Legg Mason in exchange for the broker-dealer and investment banking businesses of Legg Mason and certain other considerations (the “Transaction”). The Transaction closed on December 1, 2005.
      The consummation of the Transaction resulted in the automatic termination of the Fund’s current advisory agreement in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to the closing of the Transaction, the Fund’s Board approved a new management agreement between the Fund and the Adviser (the
“New Management Agreement”) and authorized the Fund’s officers to submit the New Management Agreement to shareholders for their approval.
      On July 12, 2005, members of the Board discussed with CAM
management and certain Legg Mason representatives the Transaction and Legg Mason’s general plans and intentions regarding CAM’s business and its combination with Legg Mason’s business. The Board Members also inquired about the plans for and anticipated roles and responsibilities of certain CAM employees and officers after the Transaction.
     At a meeting held on August 1, 2005, the Fund’s Board, including a majority of the Board Members who are not “interested persons” of the Fund or the Adviser as defined in the 1940 Act (the “Independent Board Members”), approved the New Management Agreement. To assist the Board in its consideration of the New Management
Agreement, Legg Mason provided materials and information about Legg Mason, including its financial condition, asset management capabilities and organization, and CAM provided materials and information about the Transaction between Legg Mason and
Citigroup. Representatives of CAM and Legg Mason also made presentations to and responded to questions from the Board. The Independent Board Members, through their independent legal counsel, also requested and received additional information from
CAM and Legg Mason in connection with their consideration of the New Management Agreement. The additional information was provided in advance of and at the August meeting. After the presentations and after reviewing the written materials provided, the Independent Board Members met in executive session with their counsel to consider the New Management Agreement. The Independent Board Members also conferred separately and with their counsel about the Transaction on a number of occasions, including in connection with the July and August meetings.
In their deliberations concerning the New Management Agreement, among other things, the Board Members considered:

     (i) the reputation, financial strength and resources of Legg Mason and its investment advisory subsidiaries;
      (ii) that, following the Transaction, CAM would be part
of an organization focused on the asset management business;
      (iii) that Legg Mason and its wholly-owned subsidiary, Western Asset Management Company and its affiliates (“Western Asset”), are experienced and respected asset management firms, and that Legg Mason had advised the Board Members that (a) it intended

38       Smith Barney California Municipals Fund Inc. 2006 Annual Report

Board Approval of Management Agreement (unaudited) (continued)

 to combine the fixed income investment operations (including money market fund operations) of CAM with those of Western Asset and may also wish to combine other CAM operations with those of other Legg Mason subsidiaries; (b) after the closing of the Transaction, it would take steps to combine the investment management operations of Western Asset with the fixed income operations of the Adviser, which, among other things, may involve
Western Asset and the Adviser sharing common systems and procedures, employees (including portfolio managers), investment and trading platforms, and other resources; (c) it expected that these combination processes would result in changes to portfolio managers or portfolio management teams for a number of the CAM funds, subject to Board oversight and appropriate notice to shareholders, and that, in other cases, the current portfolio managers or portfolio management teams would remain in place; and (d) in the future, it may recommend that Western Asset or other Legg Mason subsidiaries be appointed as the adviser or subadviser to some or all of the CAM funds, subject to applicable regulatory requirements;

     (iv) that CAM management had advised the Board that a number of portfolio managers and other key CAM personnel would be retained after the closing of the Transaction;
      (v) that CAM
management and Legg Mason advised the Board that following the Transaction, they did not expect to be any diminution in the nature, quality and extent of services provided to the Fund and its shareholders by the Adviser, including compliance services;
      (vi) that under the Transaction Agreement, Citigroup and Legg Mason agreed not to take any action not contemplated by the Transaction or fail to take any action that to their respective knowledge would cause any “undue burden” on Fund shareholders under applicable provisions of the 1940 Act;
      (vii) the assurances from Citigroup and Legg Mason that, for a three-year period following the closing of the
Transaction, Citigroup-affiliated broker-dealers would continue to offer the Fund as an investment product, and the potential benefits to Fund shareholders from this and other third-party distribution access;

     (viii) the potential benefits to Fund shareholders from being part of a combined fund family with Legg Mason-sponsored funds;
      (ix) that Citigroup and Legg Mason would derive benefits
from the Transaction and that, as a result, they had a financial interest in the matters that were being considered;
      (x) the potential effects of regulatory restrictions on the Fund if Citigroup-affiliated broker-dealers remained principal underwriters of the Fund after the closing of the Transaction;
      (xi) the fact that the Fund’s total advisory and administrative fees would not increase by virtue of the New
Management Agreement, but would remain the same;
      (xii) the terms and conditions of the New Management Agreement, including the differences from the current advisory agreement, and the benefits of a single, uniform form of agreement covering these services;

Smith Barney California Municipals Fund Inc.       39

Board Approval of Management Agreement (unaudited) (continued)

     (xiii) that the Fund would not bear the costs of obtaining shareholder approval of the New Management Agreement;
      (xiv) that the
Fund would avail itself of permissions granted under certain licensing arrangements between Citigroup and Legg Mason that would permit the Fund (including any share classes thereof) to maintain its current name, as well as all logos, trademarks and service marks, related to Citigroup or any of its affiliates for some agreed upon time period after the closing of the Transaction; and
      (xv) that within the past year the Board had performed a full annual review of the current advisory agreement as required by the 1940 Act. In that regard, the Board, in its deliberations concerning the New Management Agreement, considered the same factors regarding the nature, quality and extent of services provided, costs of services provided, profitability, fall-out benefits, fees and economies of scale and investment performance as it did when it renewed the current advisory agreement, and reached substantially the same conclusions.

40       Smith Barney California Municipals Fund Inc.

Additional Information (unaudited)

Information about Directors
and Officers
The business and affairs of the Smith Barney California Municipals Fund Inc. (“Fund”) are managed under the direction of the Board of Directors. Information pertaining to the
Directors and Officers of the Fund is set forth below. The Statement of Additional Information includes additional information about the Fund’s Directors and is available, without charge, upon request by calling the Fund’s transfer agent
(PFPC at 1-800-451-2010).

Number of

Term of

Portfolios
Other

Office* and
Principal
in Fund
Board

Position(s)
Length of
Occupation(s)
Complex
Memberships

Name, Address and
Held
with
Time
During
Past
Overseen
Held by

Birth Year
Fund
Served
Five
Years
by Director
Director

Non-Interested Directors:

Dwight B. Crane
Director
Since
Professor, Harvard
49
None

Harvard Business School

1988
Business School

Soldiers Field

Morgan Hall #375

Boston, MA 02163

Birth Year: 1937

Burt N. Dorsett
Director
Since
President of Dorsett McCabe
27
None

The Stratford #702

1994
Capital Management Inc.

5601 Turtle Bay Drive

(1986-2004); Chief

Naples, FL 34108

Investment Officer of

Birth Year: 1930

Capital Management, Leeb

Inc. (1999-2003)

Elliot S. Jaffe
Director
Since
Chairman of the Board of
27
The Dress

The Dress Barn Inc.

1994
The Dress Barn Inc.

Barn Inc.

Executive Office

30 Dunnigan Drive

Suffern, NY 10901

Birth Year: 1926

Stephen E. Kaufman
Director
Since
Attorney
55
None

Stephen E. Kaufman PC

1984

277 Park Avenue

47th Floor

New York, NY 10172

Birth Year: 1932

Cornelius C. Rose, Jr.
Director
Since
Chief Executive Officer of
27
None

P.O. Box 5388

1994
Performance Learning

West Lebanon, NH 03784

Systems

Birth Year: 1932

Smith Barney California Municipals Fund
Inc.      41

Additional Information (unaudited) (continued)

Number of

Term of

Portfolios
Other

Office* and
Principal
in Fund
Board

Position(s)
Length of
Occupation(s)
Complex
Memberships

Name, Address and
Held
with
Time
During
Past
Overseen
Held by

Birth Year
Fund
Served
Five
Years
by Director
Director

Interested Director:

R. Jay Gerken, CFA**
Chairman,
Since
Managing Director of Legg
169
Trustee,

Legg Mason & Co., LLC
President and
2002
Mason; President and Chief

Consulting

(“Legg Mason”)
Chief

Executive Officer of Smith

Group Capital

399 Park Avenue, 4th Floor
Executive

Barney Fund Management LLC
Markets Funds

New York, NY 10022
Officer

(“SBFM”) and Citi Fund

Birth Year: 1951

Management Inc. (“CFM”);

President and Chief Executive

Officer of certain mutual funds

associated with Legg Mason;

Formerly, Portfolio Manager

of Smith Barney Allocation

Series Inc. (from 1996 to 2001);

Formerly Chairman of SBFM

and CFM (2002 to 2006);

Formerly Chairman, President

and Chief Executive Officer

of Travelers Investment

Advisers, Inc. (from 2002

to 2005)

Officers:

Andrew B. Shoup
Senior Vice
Since
Director of Legg Mason;
N/A
N/A

Legg Mason
President and
2003
Senior Vice President and

125 Broad Street, 11th Floor
Chief

Chief Administrative Officer

New York, NY 10004
Administrative

of certain mutual funds

Birth Year: 1956
Officer

associated with Legg Mason;

Formerly Head of International

Funds Administration of Legg

Mason or its predecessors

(from 2001 to 2003); Director

of Global Funds Administration

of Legg Mason or its

predecessors (from 2000

to 2001)

Kaprel Ozsolak
Chief
Since
Director of Legg Mason; Chief
N/A
N/A

Legg Mason
Financial
2004
Financial Officer and Treasurer

125 Broad Street, 11th Floor
Officer and

of certain mutual funds

11th Floor
Treasurer

associated with Legg Mason;

New York, NY 10004

Controller of certain funds

Birth Year: 1965

associated with Legg Mason

(from 2002 to 2004)

Steven Frank
Controller
Since
Vice President of Legg Mason
N/A
N/A

Legg Mason

2005
(since 2002); Controller of

125 Broad Street

certain funds associated with

11th Floor

Legg Mason (since 2005);

New York, NY 10004

Formerly Assistant Controller

Birth Year: 1967

of certain mutual funds

associated with Legg Mason

(from 2001 to 2005)

42      Smith Barney California
Municipals Fund Inc.

Additional Information (unaudited) (continued)

Number of

Term of

Portfolios
Other

Office* and
Principal
in Fund
Board

Position(s)
Length of
Occupation(s)
Complex
Memberships

Name, Address and
Held
with
Time
During
Past
Overseen
Held by

Birth Year
Fund
Served
Five
Years
by Director
Director

Joseph P. Deane
Vice President
Since
Managing Director of
N/A
N/A

Legg Mason
and Investment
1989
Legg Mason; Investment

399 Park Avenue, 4th Floor
Officer

Officer of the Manager or

New York, NY 10022

its affiliates

Birth Year: 1949

David T. Fare
Vice President
Since
Director of Legg Mason;
N/A
N/A

Legg Mason
and Investment
2004
Investment Officer of the

399 Park Avenue, 4th Floor
Officer

Manager or its affiliates

New York, NY 10022

Birth Year: 1962

Ted P. Becker
Chief
Since
Managing Director of
N/A
N/A

Legg Mason
Compliance
2006
Compliance at Legg Mason &

399 Park Avenue, 4th Floor
Officer

Co., LLC, (2005-Present); Chief

New York, NY 10022

Compliance Officer with

Birth Year: 1951

certain mutual funds associated

with Legg Mason (since 2006);

Managing Director of

Compliance at Legg Mason

or its predecessor (2002-

2005). Prior to 2002, Managing

Director-Internal Audit & Risk

Review at Citigroup, Inc.

John Chiota
Chief Anti-
Since
Vice President of Legg Mason
N/A
N/A

Legg Mason
Money
2006
(since 2004); Chief Anti-Money

100 First Stamford Place
Laundering

Laundering Compliance Officer

5th Floor
Compliance

with certain mutual funds

Stamford, CT 06902
Officer

associated with Legg Mason

Birth Year: 1968

(since 2006); prior to August

2004, Chief AML Compliance

Officer with TD Waterhouse

Robert I. Frenkel
Secretary
Since
Managing Director and
N/A
N/A

Legg Mason
and Chief
2003
General Counsel of Global

300 First Stamford Place
Legal Officer

Mutual Funds for Legg Mason

4th Floor

or its predecessors; Secretary

Stamford, CT 06902

and Chief Legal Officer of

Birth Year: 1954

certain mutual funds

associated with Legg Mason

(since 2003); Formerly

Secretary of CFM (from 2001

to 2004)

*
   Each Director and Officer serves until his or her successor has been duly elected and qualified.

**
   Mr. Gerken is an “interested person” of the Fund as defined in the Investment Company Act of 1940, as amended, because Mr. Gerken is an officer of SBFM and certain of its affiliates.

Smith Barney California Municipals Fund Inc.       43

Additional Shareholder Information (unaudited)

Results of a
Special Meeting of Shareholders
On November 15, 2005, a Special Meeting of Shareholders was held for the following purposes: 1) to approve a new management agreement and 2) to elect Directors. The following tables provide the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each matter voted on at the Special Meeting of Shareholders.

1. Approval of New Management Agreement

Item Voted On
Votes For
Votes Against
Abstentions
Broker Non-Votes

New Management Agreement
29,015,830.355
757,977.542
875,275.072
1,379,681.000

2. Election of Directors†

Nominees:
Votes For
Authority Withheld
Abstentions
Broker Non-Votes

Dwight B. Crane
31,198,910.665
829,853.304
0.000
0

Burt N. Dorsett
31,196,489.647
832,274.322
0.000
0

Elliot S. Jaffe
31,190,736.419
838,027.550
0.000
0

Stephen E. Kaufman
31,189,736.334
839,027.635
0.000
0

Cornelius C. Rose, Jr.
31,195,365.287
833,398.682
0.000
0

R. Jay Gerken
31,188,451.444
840,312.525
0.000
0

† Directors are elected by the shareholders of the Fund.

44       Smith Barney California
Municipals Fund Inc.

Important Tax Information (unaudited)

All of the net investment income distributions paid
monthly by the Fund from March 1, 2005 to October 31, 2005 and from December 1, 2005 to February 28, 2006 qualify as tax-exempt interest dividends for federal income tax purposes. Also, 98.47% of the net investment income distribution paid to shareholders of record on November 21, 2005 qualifies as tax-exempt interest dividend for federal income tax purposes.

     Please retain this information for your
records.

Smith Barney California Municipals Fund Inc.       45

(This page intentionally left blank.)

(This page intentionally left blank.)

(This page intentionally left blank.)

(This page intentionally left blank.)

(This page intentionally left blank.)

(This page intentionally left blank.)

(This page intentionally left blank.)

                                Smith Barney California

                   Municipals Fund Inc.

DIRECTORS
OFFICERS (continued)

Dwight B. Crane
John Chiota

Burt N. Dorsett
Chief Anti-Money Laundering

R. Jay Gerken, CFA
Compliance Officer

Chairman

Elliot S. Jaffe
Robert I. Frenkel

Stephen E. Kaufman
Secretary and

Cornelius C. Rose, Jr.
Chief Legal Officer

OFFICERS
INVESTMENT MANAGER

R. Jay Gerken, CFA
Smith Barney Fund

President and
Management LLC

Chief Executive Officer

DISTRIBUTORS

Andrew B. Shoup
Citigroup Global Markets Inc.

Senior Vice President and
Legg Mason Investor Services, LLC

Chief Administrative Officer

CUSTODIAN

Kaprel Ozsolak
State Street Bank and

Chief Financial Officer
Trust Company

and Treasurer

TRANSFER AGENT

Steven Frank
PFPC Inc.

Controller
4400 Computer Drive

Westborough, Massachusetts

Joseph P. Deane
01581

Vice President and

Investment Officer
INDEPENDENT

REGISTERED PUBLIC

David T. Fare
ACCOUNTING FIRM

Vice President and
KPMG LLP

Investment Officer
345 Park Avenue

New York, NY 10154

Ted P. Becker Chief Compliance Officer

 Smith Barney California Municipals
 Fund Inc.

 SMITH
BARNEY CALIFORNIA MUNICIPALS FUND INC.
 Smith Barney Mutual Funds
 125 Broad Street
 10th Floor, MF-2
 New York, New York 10004

 The Fund files its complete
schedule of portfolio holdings with the Securities and Exchange Commission for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the Commission’s website at www.sec.gov. The Fund’s
Forms N-Q may be reviewed and copied at the Commission’s Public Reference Room in Washington, D.C., and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. To obtain information on Form N-Q from the Fund, shareholders can call 1-800-451-2010.

 Information on how the Fund voted proxies relating to portfolio securities during the prior 12-month period ended June 30th
of each year and a
description of the policies and procedures
that the Fund uses to determine how to vote proxies related to portfolio transactions is available (1) without charge, upon request, by calling 1-800-451-2010, (2) the Fund’s website at
www.leggmason.com/InvestorServices and (3) on the SEC’s
website at www.sec.gov. Proxy voting reports for the period
ending June 30, 2005 will continue to be listed under the Fund’s former Smith Barney California Municipals
Fund Inc. name.

 This report is submitted
for the general information of the shareholders of Smith Barney California Municipals Funds Inc., but it may also be used as sales literature when preceded or accompanied by the current prospectus.

 This report must be preceded or
accompanied by a free prospectus. Investors should consider the Fund’s investment objectives, risks, charges and expenses carefully before investing. The prospectus contains this and other important information about the fund. Please read the prospectus carefully before investing.

www.leggmason.com/InvestorServices

 ©2006 Legg Mason Investor
 Services, LLC
 Member NASD, SIPC

 FD02209
4/06                     06-9823